As filed with the Securities and Exchange Commission on August 26, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KINDLY MD, INC.

(Exact name of registrant as specified in its charter)

Utah	84-3829824
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
5097 South 900 East, Suite 100 Salt Lake City, UT 84117 (385) 388-8220
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
David Bailey Chief Executive Officer Kindly MD, Inc. 5097 South 900 East, Suite 100 Salt Lake City, UT 84117 (385) 388-8220
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to: Lynwood E. Reinhardt Anne G. Peetz Katherine E. Geddes Reed Smith LLP 2850 N. Harwood Street, Suite 1500 Dallas, TX 75201 Telephone: (469) 680-4220

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

EXPLANATORY NOTE

This registration statement contains three prospectuses:

●	a base prospectus which covers the offer and sale from time to time of shares of our common stock, shares of our preferred stock, debt securities, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering;

●	an “at the market offering” prospectus covering the offering, issuance and sale by the registrant of up to $5,000,000,000 of the registrant’s common stock that may be issued and sold from time to time under the Sales Agreement (the “Sales Agreement”), dated August 26, 2025, with TD Securities (USA) LLC, Cantor Fitzgerald & Co., B. Riley Securities, Inc., The Benchmark Company, LLC, Canaccord Genuity LLC, Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, Craig-Hallum Capital Group LLC, Needham & Company, LLC and Yorkville Securities, LLC (the “ATM Prospectus”); and

●	a prospectus that covers the offering and sale by a selling stockholder of common stock from time to time (the “Selling Stockholder Prospectus”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The ATM Prospectus immediately follows the base prospectus. Upon termination of the Sales Agreement or suspension or termination of the at the market offering prospectus, any amounts included in that prospectus that remain unsold will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreement, the full $5,000,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement. The Selling Stockholder Prospectus immediately follows the ATM Prospectus.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Purchase Contracts

Units

Kindly MD, Inc.

Kindly MD, Inc. (the “Company” or “we”) may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, warrants, rights, purchase contracts or units, or any combination thereof, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities, warrants to purchase shares of our common stock, shares of our preferred stock or our debt securities, units that include any of the foregoing securities, and rights to purchase shares of our common stock, shares of our preferred stock, our debt securities or units. We may sell any combination of these securities in one or more offerings, at prices and on terms to be determined prior to the time of the offering.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus.

These securities may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See “About this Prospectus” beginning on page ii of this prospectus and “Plan of Distribution” beginning on page 18 of this prospectus for more information.

You should carefully read this prospectus, any accompanying prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein, before you invest in any of our securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the accompanying prospectus supplement.

Our Common Stock is currently listed on The Nasdaq Stock Market LLC under the symbol “NAKA”. On August 22, 2025, the last reported sale price of our common stock was $10.13. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Stock Market LLC or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a number of significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page 2 of this base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 26, 2025.

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ABOUT THIS PROSPECTUS

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.

This prospectus provides you with a general description of the securities that we may offer. Each time securities are sold under this shelf registration statement, we will provide an accompanying prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be found on the SEC’s website at www.sec.gov.

You should rely only on the information provided in the registration statement, this prospectus, and any accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

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We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency, currency units or composite currencies as specified in the applicable prospectus supplement. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution” beginning on page 18 of this prospectus.

This prospectus and the documents incorporated by reference herein contain estimates, projections, market research and other information concerning, among other things, our industry, our business, and the digital asset ecosystems in which we operate. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, digital asset and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. We believe this information is accurate in all material respects as of the date of this prospectus. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information.

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

Unless the context requires otherwise, in this prospectus, the terms “KindlyMD,” “the Company,” “we,” “us” and “our” refer to Kindly MD, Inc. and its consolidated subsidiaries, including Nakamoto Holdings, Inc. (except where it is clear from the context that the term means only the issuer, Kindly MD, Inc.). Unless otherwise stated or indicated by context, the phrase “this prospectus” refers to the prospectus and any applicable prospectus supplement. In this prospectus, we sometimes refer to the shares of common stock, shares of preferred stock, debt securities, warrants, rights, purchase contracts or units consisting of combinations of any of the foregoing collectively as the “securities.”

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WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act, we filed an automatic registration statement on Form S-3 relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are part of the registration statement or the exhibits to the reports or other document incorporated into this prospectus for a copy of such contract agreement or other document.

Because we are subject to the information and reporting requirements under the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the Commission. Our filings with the Commission are available to the public over the Commission’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website or via the Commission’s EDGAR database. In addition, you can find more information about us on our website at https://kindlymd.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, contained or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. These statements are only predictions. You should not place undue reliance on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties, many of which are beyond our control, or currently unknown to us. Our assumptions may turn out to be inaccurate and actual events or results may differ materially from our expectation or projections. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including:

●	we have incurred, and will continue to incur, direct and indirect costs as a result of the Merger;

●	potential litigation relating to the Merger could result in substantial costs to the Company and/or may adversely affect the Company’s business, financial condition or results of operations following the Merger;

●	the trading price and volume of the Company’s Common Stock may be volatile following the Merger and related transactions;

●	the Company shareholders will experience dilution in the future due to any exercise of existing warrants and any future issuances of equity securities in the Company;

●	the market price for the Common Stock following the closing may be affected by factors different from those that historically have affected or currently affect Common Stock;

●	risks that the benefits of the Merger and related transactions are not realized when and as expected;

●	risks associated with our financial condition and results of operations, including revenue, revenue growth, cost of revenue, operating expenses, operating income and capital expenditures;

●	the failure to enforce and maintain our intellectual property rights could adversely affect the value of the Company;

●	laws and regulations affecting the medical cannabis industry are constantly changing, which could detrimentally affect our operation;

●	competitive platforms or other technological breakthroughs for the monitoring, management, treatment, or prevention of medical conditions may adversely affect demand for our offerings;

●	our ability to grow our business effectively, to scale our business and to manage our expenses;

●	the competitiveness of the market in which we operate;

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●	our reliance on our management team and other key employees;

●	the impact of potential information technology or data security breaches or other cyberattacks or other disruptions;

●	our ability to obtain, maintain, protect and enforce our intellectual property and proprietary rights;

●	our ability to comply with regulations applicable to us;

●	risks related to our estimates of market opportunity and our ability to change our pricing models, if necessary to compete successfully;

●	risks related to implementing a bitcoin treasury operation, including, without limitation, the price volatility of bitcoin and other crypto assets;

●	risks related to regulatory developments regarding crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations;

●	risks related to the future growth of our business and strategy following the consummation of the Merger and related transactions; and

●	other risks detailed in the cautionary statements included, or incorporated by reference, in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make.

The foregoing list may not include all of the risk factors that impact the forward-looking statements made in this prospectus. Our actual financial condition and results could differ materially from those expressed or implied by our forward-looking statements as a result of various factors, including those discussed in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as well as in the other reports we file with the SEC. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, with the understanding that our actual future results may be materially different from the results expressed or implied by our forward-looking statements. The forward-looking statements contained in this prospectus and incorporated by reference herein are made as of the date hereof, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

We operate in an evolving environment. New risks and uncertainties emerge from time to time and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual future results to be materially different from those expressed or implied by any forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements and our management is responsible for the accuracy of such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

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PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Company Overview

We are a patient-first healthcare and healthcare data company redefining value-based care and patient-centered medical services. Formed in 2019, we leverage data analysis to deliver evidence-based, personalized solutions in order to reduce opioid use, improve health outcomes faster, and provide value-based, algorithmic guidance on the use of alternative medicine in healthcare.

On May 12, 2025, we entered into an Agreement and Plan of Merger with our wholly owned subsidiary, Kindly Holdco Corp. (“Merger Sub”), and Nakamoto Holdings Inc. (“Nakamoto”), to merge Nakamoto into Merger Sub, with Nakamoto surviving as a wholly owned subsidiary of the Company (the “Merger”). The consideration for the Merger consists of approximately 22.3 million shares of Common Stock of the Company, to be issued to Nakamoto shareholders. In connection with the Merger, KindlyMD also entered into private placement subscription agreements for the sale of shares of our Common Stock at a purchase price of $1.12 per share and pre-funded warrants at a purchase price of $1.119 per warrant, and on June 19, 2025, entered into additional subscription agreements for the sale of shares of our Common Stock at a purchase price of $5.00 per share (collectively the “PIPE Transactions”). The gross proceeds were approximately $540.0 million before deducting placement agent fees and other offering expenses. The net proceeds from the PIPE Transactions are intended to be used to acquire bitcoin, which positioned us to implement our bitcoin treasury strategy (the “Bitcoin Treasury Strategy”), and for working capital and general corporate purposes. On May 12, 2025, we also agreed to issue a secured convertible debenture (the “Convertible Debenture”) in the principal amount of $200.0 million to YA II PN, Ltd. (the “Convertible Debt Transaction”). The Merger and PIPE Transactions closed on August 14, 2025 and the Convertible Debt Transaction closed on August 15, 2025.

Bitcoin will serve as our primary treasury reserve asset and we are focused on accumulating a long-term bitcoin position. Our existing business operations will continue.

We have adopted a Treasury Reserve Policy under which our treasury reserve assets will consist of cash and cash equivalents, short-term investments, and bitcoin, with bitcoin serving as the primary treasury reserve asset on an ongoing basis, subject to market conditions and the anticipated needs of the business. In connection with the closing of the Merger, the Company’s board adopted a corporate strategy of acquiring and holding bitcoin, including with the proceeds of capital raising transactions. This strategy generally involves, from time to time and subject to market conditions, issuing debt or equity securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase bitcoin, as well as acquiring bitcoin with liquid assets that exceed working capital requirements. The Company views its bitcoin holdings as long-term assets and expects to continue accumulating bitcoin in the future, without setting a specific target for the amount of bitcoin to be held. The Company may also consider entering into additional capital raising transactions collateralized by its bitcoin holdings and may pursue strategies to generate income or otherwise use its bitcoin holdings to create funds, depending on market conditions and business needs. Following the Merger and the establishment and growth of our bitcoin treasury, we may consider raising additional funds and/or leveraging its treasury to acquire and develop bitcoin companies operating in the finance, media and advisory industries, with the ultimate goal of creating a diversified ecosystem of bitcoin companies in the future.

For a description of our business, financial condition, results of operations and other important information regarding the Company and its digital assets, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information” beginning on page iv of this prospectus.

Our Corporate Information

Our principal executive offices are located at 5097 South 900 East, Suite 100, Salt Lake City, UT 84117, and our telephone number is (385) 388-8220. Our website is www.kindlymd.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).

Our Common Stock is listed with, and trades on, the Nasdaq Global Market LLC (“Nasdaq”) under the ticker symbol “NAKA.” Our tradeable warrants to purchase Common Stock are listed with, and trade on, Nasdaq under the ticker symbol “NAKAW.”

Information Regarding our Capitalization

As of August 22, 2025, we had 376,119,713 shares of Common Stock issued and outstanding. Additional information regarding our issued and outstanding securities may be found under “Description of Capital Stock.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you decide whether to purchase any of our securities, you should carefully consider the specific risks discussed in, or incorporated by reference into, the applicable prospectus supplement, together with all other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider carefully the risks, uncertainties and assumptions discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as well as those that may be disclosed in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the other filings we make with the SEC, which are incorporated by reference into this prospectus and which may be amended, supplemented, or superseded from time to time by other reports that we file with the SEC in the future. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” beginning on page iv of this prospectus and “Incorporation of Certain Information by Reference” beginning on page 21 of this prospectus.

The risks and uncertainties disclosed in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect us. If any of these risks and uncertainties are realized, our business, prospects, financial condition and results of operations may be materially and adversely affected, which could cause you to lose all or a part of your investment in our securities. Additional risks and uncertainties not presently known to us, or that we currently believe are immaterial, also may materially and adversely affect our business, prospects, financial condition and results of operations. Some statements in this prospectus constitute forward-looking statements. Please refer to the section entitled “Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include, among other things:

●	pursuit of the Bitcoin Treasury Strategy;

●	working capital;

●	repayment of debt obligations;

●	funding of acquisitions of businesses, assets or technologies;

●	capital expenditures;

●	investment in existing and future projects; and/or

●	repurchases of Common Stock.

We have not determined the specific amount of the net proceeds to be used for such purposes. As a result, our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus. Net proceeds may be temporarily invested prior to use.

DIVIDEND POLICY

We have not paid dividends during the three most recently completed fiscal years and have no current plans to pay dividends on our common stock. We intend to retain future earnings, if any, to finance the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our financial condition, results of operations, capital requirements, business prospects and other factors our Board deems relevant, and subject to the restrictions contained in any future financing instruments.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes some of the terms of our capital stock, our second amended and restated articles of incorporation, as amended (“Articles of Incorporation”), our second amended and restated bylaws (“Bylaws”) and Utah law. The descriptions in this prospectus of our capital stock and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capital Stock

As of August 22, 2025, our authorized capital stock was 10,000,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share.

As of the date of this prospectus, there were 376,119,713 shares of our common stock issued and outstanding held and no shares of our preferred stock issued and outstanding.

Common Stock

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive ratably such dividends if any, as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of this offering will be, upon receipt of the payment therefor as described in this prospectus, fully paid and nonassessable.

The holders of common stock have no preferences or rights of cumulative voting, conversion, pre-emptive or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. In the event of any liquidation, dissolution or winding up of our affairs, holders of shares of common stock will be entitled to share ratably in any of our net assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of “blank check” preferred stock. Our Board of Directors has the authority, without further stockholder authorization, to issue from time-to-time shares of preferred stock in one or more series and to fix the limitations, relative rights and preferences of each series. Although we have no present plans to issue additional shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, and could adversely affect the rights and powers, including voting rights, of our common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal.

Warrants and Convertible Debenture

As of August 22, 2025, we had 621,992 outstanding warrants to purchase shares of our common stock, with a weighted average exercise price of $6.33 and a 3.93-year exercise term.

In connection with the PIPE Transactions described above, on August 15, 2025, we issued 133,800,773 pre-funded warrants to purchase shares of our common stock. Such warrants have a remaining per-share exercise price of $0.001 per share.

Convertible Debenture

The Convertible Debenture in the amount of $200 million was issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Convertible Debenture bears interest at a rate of 0.00% per annum for the first two years and 6.00% per annum for the third year, with all interest payable on the Maturity Date or earlier redemption date. Upon the occurrence and during the continuance of an event of default, the interest rate increases to 18.0% per annum.

The Convertible Debenture is secured by bitcoin having a value of not less than $400 million. YA II PN, Ltd. may convert all or any portion of the principal amount of the Convertible Debenture, together with any accrued and unpaid interest, at an initial conversion price of $2.80 (the “Conversion Price”), subject to a one-time, downward-only reset equal to 130% of the volume weighted average price reported by Bloomberg as of the last trading day prior to the date of effectiveness of the registration statement for the resale of the Common Stock issuable upon conversion, or on the closing date, subject to a $2.00 floor price.

We have the right to redeem the Convertible Debenture if (i) the volume-weighted average price of the Common Stock is less than the Conversion Price and we provide YA II PN, Ltd. at least 10 trading days’ notice, or (ii) the volume-weighted average price of the Common Stock is equal to or greater than $4.50 and we provide YA II PN, Ltd. at least 30 trading days’ notice. In each case, the redemption price is equal to 101.5% of the principal amount redeemed plus accrued and unpaid interest if redeemed within the first twelve months, 103.0% if redeemed between twelve and twenty-four months, and 105.0% if redeemed between twenty-four and thirty-six months (the “Payment Premium”). Following such notice and prior to the respective redemption, YA II PN, Ltd. has the right to elect to convert all or any portion of the outstanding principal plus all accrued and unpaid interest, plus the Payment Premium.

The Convertible Debenture contains customary covenants and events of default. YA II PN, Ltd.is not permitted to convert the Convertible Debenture to the extent that the shares of Common Stock deliverable upon conversion would exceed the Exchange Cap (as defined in the agreement and in accordance with Nasdaq rules) without prior stockholder approval. We are required to reserve from our authorized capital stock the maximum number of shares of Common Stock issuable upon conversion of the Convertible Debenture.

Anti-Takeover Effect

Several provisions of our Articles of Incorporation and Bylaws may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our Board of Directors to maximize shareholder value in connection with any unsolicited offer to acquire us.

Choice of Forum

Our Articles of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the United States District Court for the District of Utah and any Utah State court sitting in Salt Lake County, Utah (the “Chosen Courts”) shall be the sole and exclusive forum for any stockholder, including a beneficial owner, to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any current or former officer, director, other employee, or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company arising pursuant to any provision of the Utah Revised Business Corporation Act, our Articles of Incorporation, or our Bylaws, or (iv) any other action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine, except for any such action or proceeding as to which a Chosen Court determines that there is an indispensable party not subject to the jurisdiction of the Chosen Courts (and the indispensable party does not consent to the personal jurisdiction of a Chosen Court within ten (10) days following such determination). Notwithstanding the foregoing, the exclusive forum provision shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act or the Securities Act or any other claim for which the federal courts have exclusive or concurrent jurisdiction.

Although our Articles of Incorporation contain the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees, or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock or preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of any exchange on which our shares are listed. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could make it more difficult or discourage an attempt to obtain control of us through a proxy contest, tender offer, merger or otherwise.

Election of Directors by Plurality of Shares, Vacancies

Our Bylaws provide for the election of directors will be elected by a plurality of votes cast by the shares present in person or by proxy at a meeting of the stockholders and entitled to vote thereon, subject to a quorum being present at such meeting. There is no cumulative voting; therefore, directors may be elected with a vote of holders of less than a majority of the outstanding common stock.

Our By-laws also provide that vacancies occurring on our Board of Directors may be filled by the affirmative votes of a majority of the remaining members of our Board of Directors, and not by our stockholders, provided that any such director who fills a vacancy shall only hold the office until a new director is elected by the stockholders at the next meeting of the stockholders. Such provisions in our corporate organizational documents and under Utah law may prevent or frustrate attempts by our stockholders to change our management or hinder efforts to acquire a controlling interest in us. The inability to make changes to our Board of Directors could prevent or discourage an attempt to take control of the Company through a proxy contest, tender offer, merger or otherwise.

Special Meeting of Stockholders, Advance Notice Requirements for Stockholder Proposals and Director Nominations, Stockholder Action

Our Bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our Board of Directors, chief executive officer/president, or the secretary of the Company. The secretary shall call a special meeting of stockholders following receipt of one or more written demands to call a special meeting from stockholders of record who own, in the aggregate, at least 25% of the voting power of the outstanding shares of the Company then entitled to vote on the matter or matters to be brought before the proposed special meeting. Stockholders at a special meeting may only consider matters set forth in the notice of the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Amendments

Our Bylaws may be amended or repealed by a majority vote of our Board of Directors or the affirmative vote of the holders of at least a majority of the voting shares issued and outstanding at any regular or special stockholder meeting.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The address for VStock Transfer, LLC is 18 Lafayette Place, Woodmere, NY 11598, and the telephone number is (212) 828-8436.

Listing

Shares of our common stock are being traded on The Nasdaq Global Market under the symbol “NAKA.”

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in an applicable prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the applicable prospectus supplement regarding any particular issuance of debt securities.

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of our company and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with an applicable prospectus supplement.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The applicable prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which such prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which the debt securities will be issued and on which principal of, and premium, if any, is payable;

●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

●	the date or dates from which interest will accrue, the interest payment date or dates on which interest will be payable and any regular record date for the interest payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

●	the place or places where principal and, if applicable, premium and interest, is payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	the denominations in which such debt securities may be issuable, if other than a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof;

●	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

●	the currency of denomination;

●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index, including an index based on a currency or currencies other than in which the debt securities are payable, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;

●	whether the debt securities will be guaranteed by any person or persons and, if so, the identity of such person or persons, the terms and conditions upon which such debt securities shall be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

●	any addition to or change in the covenants described in this prospectus or in the indenture;

●	any events of default, if not otherwise described below under “Defaults and Notice”;

●	the terms and conditions, if any, for conversion into or exchange for our common shares or preferred shares;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company; and

●	any other terms of the debt securities of such series.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into our common shares or preferred shares. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to such debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

●	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

●	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

Certificated Debt Securities

If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Protection in the Event of Change of Control

Any provision in an indenture that governs the debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of the debt securities additional protection in the event of a recapitalization transaction, a change of control of our company, or a highly leveraged transaction will be described in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, the debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger, Conveyance, Transfer or Lease

We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer or lease (as lessor) our properties and assets as, or substantially as, an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.

Defaults and Notice

The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

●	default in the payment of the principal of or any premium on any debt security of that series at its maturity;

●	default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series;

●	default in the performance or breach of any other covenants or agreements in the indenture with respect to the debt securities of such series; and

●	certain events relating to our bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series covered by this prospectus shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.

Any indenture that governs the debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured and unwaived defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium, if any, or interest on the debt securities of any series, or in the payment of any sinking or purchase fund installment with respect to debt securities of such series, if any, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Any indenture that governs the debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

Any indenture that governs the debt securities covered by this prospectus may endow the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders may have an absolute right to receipt of the principal of or premium, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Modification of the Indenture

We and the trustee may modify any indenture that governs the debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Regarding the Trustee

We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of us, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

Governing Law

The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities.

DESCRIPTION OF WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock, preferred stock or debt securities. Warrants may be issued independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

●	the title of such debt warrants;

●	the offering price for such debt warrants, if any;

●	the aggregate number of such debt warrants;

●	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

●	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

●	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

●	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

●	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

●	information with respect to book-entry procedures, if any;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material United States federal income tax considerations;

●	the antidilution or adjustment provisions of such debt warrants, if any;

●	the redemption or call provisions, if any, applicable to such debt warrants; and

●	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

The prospectus supplement relating to any particular issue of common stock warrants or preferred stock warrants will describe the terms of such warrants, including the following:

●	the title of such warrants;

●	the offering price for such warrants, if any;

●	the aggregate number of such warrants;

●	the designation and terms of the offered securities purchasable upon exercise of such warrants;

●	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

●	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

●	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material United States federal income tax considerations;

●	the antidilution provisions of such warrants, if any;

●	the redemption or call provisions, if any, applicable to such warrants; and

●	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our debt securities, common stock, preferred stock or other securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of debt securities, shares of common stock or shares of preferred stock (as applicable) purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities, shares of common stock or shares of preferred stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, or other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or debt obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any prospectus supplement related to any particular units will describe, among other things:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	if appropriate, any special United States federal income tax considerations applicable to the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

General

We may offer and sell the securities in any one or more of the following ways:

●	directly to one or more purchasers;

●	through agents or on a best-efforts basis;

●	to or through underwriters, brokers or dealers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through a combination of any of these methods; or

●	any other method permitted pursuant to applicable law.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options. For example, we may:

●	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

●	sell shares of common stock short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

●	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post- effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

●	any commissions allowed or paid to agents;

●	any other offering expenses;

●	any securities exchanges on which the securities may be listed;

●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices that may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. Any shares of common stock offered under this prospectus will be listed on The Nasdaq Global Market (or other such exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

●	commercial and savings banks;

●	insurance companies;

●	pension funds;

●	investment companies; and

●	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, and any information filed with the SEC after the date of this prospectus will automatically be deemed to update and supersede information contained in this prospectus and any accompanying prospectus supplement.

The following documents previously filed with the SEC are incorporated by reference in this prospectus:

●	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025, as amended by the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2024, filed with the SEC on April 17, 2025;

●	The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2025, and for the quarter ended June 30, 2025, filed with the SEC on August 5, 2025;

●	The Registrant’s Current Reports on Form 8-K filed with the SEC on May 12, 2025, May 16, 2025, May 20, 2025, May 23, 2025, May 27, 2025, June 20, 2025, and August 15, 2025, including the amendment thereto filed on August 26, 2025, to the extent the information in such report is filed and not furnished; and

●	The description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on May 13, 2024, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 28, 2025, and including any amendments and reports filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (385) 388-8220 or by writing to us at the following address:

Kindly MD, Inc.

5097 South 900 East Suite 100

Salt Lake City, UT 84117

Attn: Jared Barrera, Chief Financial Officer

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by Reed Smith LLP, Dallas, Texas and certain Utah matters will be passed upon for us by Brunson Chandler & Jones, PLLC. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our independent registered public accounting firm, Sadler, Gibb & Associates, LLC., audited our consolidated financial statements for the years ended December 31, 2024 and 2023, respectively. We have included our consolidated financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of Sadler, Gibb & Associates, LLC, given their authority as experts in accounting and auditing.

The independent registered public accounting firm of Nakamoto, Wolf & Company, P.C., audited the financial statements of Nakamoto for the period from March 6, 2025 (inception) to April 30, 2025. We have included the financial statements of Nakamoto in this prospectus and elsewhere in the registration statement in reliance on the reports of Wolf & Company, P.C., given their authority as experts in accounting and auditing.

PROSPECTUS

$5,000,000,000

Common Stock

We have entered into a Sales Agreement (the “Sales Agreement”), dated August 26, 2025, with TD Securities (USA) LLC, Cantor Fitzgerald & Co., B. Riley Securities, Inc., The Benchmark Company, LLC, Canaccord Genuity LLC, Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, Craig-Hallum Capital Group LLC, Needham & Company, LLC and Yorkville Securities, LLC (each an “Agent” and collectively, the “Agents”) relating to shares of our common stock, $0.001 par value per share (“Common Stock”), offered by this prospectus. In accordance with the terms of the Sales Agreement, from time to time we may offer and sell shares of our Common Stock having an aggregate gross sales price of up to $5,000,000,000 to or through the Agents, acting as principal and/or the designated sales agent, pursuant to this prospectus.

Sales of our Common Stock, if any, under this prospectus may be made in negotiated transactions, including block trades or block sales, or at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made through The Nasdaq Global Market (“Nasdaq”) or any other existing trading marked for our Common Stock, or by any method permitted by law. Subject to the terms of the Sales Agreement, each Agent is not required to sell any specific number or dollar amounts of our Common Stock but will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell all of the Common Stock so designated by us (if acting as our sales agent) on the terms and subject to the conditions of the Sales Agreement. There is no current arrangement for funds to be received in any escrow, trust or similar arrangement.

The Agents will be entitled to compensation under the terms of the Sales Agreement at a commission rate of up to 2.0% of the gross proceeds from each sale of our Common Stock. In connection with the sales of our Common Stock on our behalf, each Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of each Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to each Agent against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Common Stock is listed on Nasdaq under the symbol “NAKA.” On August 22, 2025, the last reported sale price of our Common Stock on Nasdaq was $10.13 per share.

Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page S-4 of this prospectus and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act for a discussion of the factors you should carefully consider before deciding to invest in our Common Stock.

Neither the SEC nor any state securities commission has approved or disapproved of our Common Stock or determined if this prospectus is accurate, truthful or complete. Any representation to the contrary is a criminal offense.

TD Securities	Cantor	B. Riley Securities, Inc	Benchmark, a StoneX Company	Canaccord Genuity

Cohen & Company Capital Markets	Craig-Hallum	Needham & Company	Yorkville Securities

The date of this prospectus is August 26, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we have filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Under this prospectus, we may from time to time sell shares of our Common Stock having an aggregate offering price of up to $5,000,000,000 at prices and on terms to be determined by market conditions at the time of the offering. Before investing in our Common Stock offered by this prospectus, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

To the extent the information contained in this prospectus differs from or conflicts with the information contained in any document incorporated by reference, the information in this prospectus will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

In deciding whether to invest in our Common Stock, you should rely only on the information contained in, or incorporated by reference into, this prospectus and any related free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the Agent have authorized anyone to provide you with different information or to make any representation other than those contained in, or incorporated by reference into, this prospectus and any related free writing prospectus. If anyone provides you with different or inconsistent information or representation, you should not rely on them.

This prospectus, and any accompanying supplement to this prospectus, does not constitute an offer to sell or the solicitation of an offer to buy our Common Stock in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus and any related free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any related free writing prospectus or any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus was made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our business, financial condition, results of operations or prospects.

You should not consider any information in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of our Common Stock offered by this prospectus.

Unless the context requires otherwise, in this prospectus, the terms “KindlyMD,” “the Company,” “we,” “us” and “our” refer to Kindly MD, Inc. and its consolidated subsidiaries, including Nakamoto Holdings, Inc. (except where it is clear from the context that the term means only the issuer, Kindly MD, Inc.).

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WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act, we filed an automatic registration statement on Form S-3 relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are part of the registration statement or the exhibits to the reports or other document incorporated into this prospectus for a copy of such contract agreement or other document.

Because we are subject to the information and reporting requirements under the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the Commission. Our filings with the Commission are available to the public over the Commission’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website or via the Commission’s EDGAR database. In addition, you can find more information about us on our website at https://kindlymd.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, contained or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. These statements are only predictions. You should not place undue reliance on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties, many of which are beyond our control, or currently unknown to us. Our assumptions may turn out to be inaccurate and actual events or results may differ materially from our expectation or projections. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including:

●	we have incurred, and will continue to incur, direct and indirect costs as a result of the Merger;

●	potential litigation relating to the Merger could result in substantial costs to the Company and/or may adversely affect the Company’s business, financial condition or results of operations following the Merger;

●	the trading price and volume of the Company’s securities may be volatile following the Merger and related transactions;

●	the Company shareholders will experience dilution in the future due to any exercise of existing warrants and any future issuances of equity securities in the Company;

●	the market price for the Common Stock following the closing may be affected by factors different from those that historically have affected or currently affect Common Stock;

●	risks that the benefits of the Merger and related transactions are not realized when and as expected;

●	risks associated with our financial condition and results of operations, including revenue, revenue growth, cost of revenue, operating expenses, operating income and capital expenditures;

●	the failure to enforce and maintain our intellectual property rights could adversely affect the value of the Company;

●	laws and regulations affecting the medical cannabis industry are constantly changing, which could detrimentally affect our operation;

●	competitive platforms or other technological breakthroughs for the monitoring, management, treatment, or prevention of medical conditions may adversely affect demand for our offerings;

●	our ability to grow our business effectively, to scale our business and to manage our expenses;

●	the competitiveness of the market in which we operate;

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●	our reliance on our management team and other key employees;

●	the impact of potential information technology or data security breaches or other cyberattacks or other disruptions;

●	our ability to obtain, maintain, protect and enforce our intellectual property and proprietary rights;

●	our ability to comply with regulations applicable to us;

●	risks related to our estimates of market opportunity and our ability to change our pricing models, if necessary to compete successfully;

●	risks related to implementing a bitcoin treasury operation;

●	risks related to regulatory developments regarding crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations;

●	risks related to the future growth of our business and strategy following the consummation of the Merger and related transactions; and

●	other risks detailed in the cautionary statements included, or incorporated by reference, in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make.

The foregoing list may not include all of the risk factors that impact the forward-looking statements made in this prospectus. Our actual financial condition and results could differ materially from those expressed or implied by our forward-looking statements as a result of various factors, including those discussed in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as well as in the other reports we file with the SEC. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, with the understanding that our actual future results may be materially different from the results expressed or implied by our forward-looking statements. The forward-looking statements contained in this prospectus and incorporated by reference herein are made as of the date hereof, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

We operate in an evolving environment. New risks and uncertainties emerge from time to time and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual future results to be materially different from those expressed or implied by any forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements and our management is responsible for the accuracy of such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

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PROSPECTUS SUMMARY

This summary does not contain all of the information that you should consider before investing in our Common Stock offered by this prospectus. Before making an investment decision, you should carefully read the entire prospectus, including the “Risk Factors” section beginning on page S-4 of this prospectus and in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as well as in the other reports we file with the SEC, as well as our financial statements, including the accompanying notes, and the other information incorporated by reference herein and the information in any related free writing prospectus that we may authorize for use in connection with this offering of our Common Stock.

Company Overview

We are a patient-first healthcare and healthcare data company redefining value-based care and patient-centered medical services. Formed in 2019, we leverage data analysis to deliver evidence-based, personalized solutions in order to reduce opioid use, improve health outcomes faster, and provide value-based, algorithmic guidance on the use of alternative medicine in healthcare.

On May 12, 2025, we entered into an Agreement and Plan of Merger with our wholly owned subsidiary, Kindly Holdco Corp. (“Merger Sub”), and Nakamoto Holdings Inc. (“Nakamoto”), to merge Nakamoto into Merger Sub, with Nakamoto surviving as a wholly owned subsidiary of the Company (the “Merger”). The consideration for the Merger consists of approximately 22.3 million shares of Common Stock of the Company, to be issued to Nakamoto shareholders. In connection with the Merger, KindlyMD also entered into private placement subscription agreements for the sale of shares of our Common Stock at a purchase price of $1.12 per share and pre-funded warrants at a purchase price of $1.119 per warrant, and on June 19, 2025, entered into additional subscription agreements for the sale of shares of our Common Stock at a purchase price of $5.00 per share (collectively the “PIPE Transactions”). The gross proceeds were approximately $540.0 million before deducting placement agent fees and other offering expenses. The net proceeds from the PIPE Transactions are intended to be used to acquire bitcoin, which positioned us to implement our bitcoin treasury strategy (the “Bitcoin Treasury Strategy”), and for working capital and general corporate purposes. On May 12, 2025, we also agreed to issue a secured convertible debenture (the “Convertible Debenture”) in the principal amount of $200.0 million to YA II PN, Ltd. (the “Convertible Debt Transaction”). The Merger and PIPE Transactions closed on August 14, 2025 and the Convertible Debt Transaction closed on August 15, 2025.

Bitcoin will serve as our primary treasury reserve asset and we are focused on accumulating a long-term bitcoin position. Our existing business operations will continue.

We have adopted a Treasury Reserve Policy under which our treasury reserve assets will consist of cash and cash equivalents, short-term investments, and bitcoin, with bitcoin serving as the primary treasury reserve asset on an ongoing basis, subject to market conditions and the anticipated needs of the business. In connection with the closing of the Merger, the Company’s board adopted a corporate strategy of acquiring and holding bitcoin, including with the proceeds of capital raising transactions. This strategy generally involves, from time to time and subject to market conditions, issuing debt or equity securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase bitcoin, as well as acquiring bitcoin with liquid assets that exceed working capital requirements. The Company views its bitcoin holdings as long-term assets and expects to continue accumulating bitcoin in the future, without setting a specific target for the amount of bitcoin to be held. The company may also consider entering into additional capital raising transactions collateralized by its bitcoin holdings and may pursue strategies to generate income or otherwise use its bitcoin holdings to create funds, depending on market conditions and business needs. Following the Merger and the establishment and growth of our bitcoin treasury, we may consider raising additional funds and/or leveraging its treasury to acquire and develop bitcoin companies operating in the finance, media and advisory industries, with the ultimate goal of creating a diversified ecosystem of bitcoin companies in the future.

For a description of our business, financial condition, results of operations and other important information regarding the Company and its digital assets, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information” beginning on page S-iii of this prospectus.

Our Corporate Information

Our principal executive offices are located at 5097 South 900 East, Suite 100, Salt Lake City, UT 84117, and our telephone number is (385) 388-8220. Our website is www.kindlymd.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).

Our Common Stock is listed with, and trades on, Nasdaq under the ticker symbol “NAKA.” Our tradeable warrants to purchase Common Stock are listed with, and trade on, Nasdaq under the ticker symbol “NAKAW.”

THE OFFERING

Issuer	Kindly MD, Inc., a Utah corporation.

Common Stock offered by us	Shares of our Common Stock having an aggregate offering price of up to $5,000,000,000.

Common Stock to be outstanding following this offering	Up to 1,003,473,845 shares of Common Stock in this offering assuming (i) the sale of $5,000,000,000 shares of our Common Stock in this offering at an assumed offering price of $10.13 per share, which was the last reported sale price of our Common Stock on Nasdaq on August 22, 2025.and (ii) the exercise of 133,800,773 prefunded warrants currently outstanding. The actual number of shares of our Common Stock issued will vary depending on how many shares of our Common Stock we choose to sell and the sale prices at which such sales occur.

Plan of Distribution	Sales of our Common Stock, if any, will be made from time to time in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act to or through the Agents, acting as the principal and/or the designated sales agent. The Agents will use commercially reasonable efforts to sell on our behalf all of the Common Stock requested to be sold by us, consistent with their normal trading and sales practices. See “Plan of Distribution” beginning on page S-9 of this prospectus.

Use of Proceeds	We may use the net proceeds from the sale of shares of our Common Stock, if any, for general corporate purposes, which include, among other things, pursuit of the Bitcoin Treasury Strategy, working capital, funding of acquisitions of businesses, assets or technologies, capital expenditures, and/or investing in existing and future projects. Our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus. See “Use of Proceeds” beginning on page S-7 of this prospectus.

Risk Factors	See “Risk Factors” beginning on page S-4 of this prospectus and in the documents incorporated herein by reference for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Common Stock.

Nasdaq Global Market symbol	Our Common Stock is listed on Nasdaq under the symbol “NAKA”.

The number of shares of our Common Stock expected to be outstanding immediately after this offering is based on 376,119,713 shares of our Common Stock outstanding as of August 22, 2025, and excludes:

●	311,468 shares of our Common Stock issuable upon exercise of stock options outstanding as of June 30, 2025;

●	621,992 shares issuable upon exercise of outstanding warrants outstanding as of June 30, 2025;

●	any shares issuable upon conversion of our outstanding Convertible Debenture issued on August 15, 2025; and

●	shares reserved for issuance under our 2025 Stock and Incentive Plan.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to only disclose two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	not being required to hold advisory votes on executive compensation or to obtain stockholder approval of any golden parachute arrangements not previously approved;

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and

●	an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. Additionally, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, therefore, while we are an emerging growth company we will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies. As a result of this election, our financial statements may not be comparable to those of other public companies that comply with new or revised accounting pronouncements as of public company effective dates.

We are also a “smaller reporting company,” meaning that the market value of our shares held by nonaffiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our shares held by non-affiliates is less than $250 million as of the last business day of the most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by nonaffiliates is less than $700 million as of the last business day of the most recently completed second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under “Risk Factors” in our most recent annual report on Form 10-K as supplemented or updated in our most recent quarterly report on Form 10-Q, any current report on Form 8-K, as well as any accompanying prospectus supplement, together with all of the other information included or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including our financial statements and related notes, before deciding whether to purchase our securities.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future. The Company is supplementing the risk factors previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”) with the following risk factors. These risk factors should be read in conjunction with the risk factors included in the Form 10-K.

Risks Related to this Offering and Our Common Stock

The price of our Common Stock has and may continue to fluctuate significantly, and this may make it difficult for you to resell shares of Common Stock owned by you at times or at prices you find attractive.

The trading price of our Common Stock has fluctuated widely and may continue to fluctuate widely as a result of a number of factors, many of which are outside our control. This volatility may affect the price at which you could sell the shares of our Common Stock, and the sale of substantial amounts of our Common Stock could adversely affect the price of our Common Stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors.

As a result, you may not be able to sell your shares of Common Stock at or above the price at which you purchase them. In addition, the stock market in general, and Nasdaq and the stock of digital asset and blockchain technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance.

Management will have broad discretion as to the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus, and we may not use the net proceeds effectively.

Our management will have broad discretion in the use of the net proceeds we receive from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in a manner you may deem appropriate. You must rely on the judgment of our management regarding the use of the net proceeds of this offering. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. In addition, our management could use the proceeds in ways that do not improve our business or results of operations or enhance the value of our Common Stock, which could have a material adverse effect on our business and cause the price of our Common Stock to decline. See “Use of Proceeds” beginning on page S-7 of this prospectus.

You may experience immediate and substantial dilution in the net tangible book value per share of our Common Stock you purchase.

The offering price per share of our Common Stock in this offering may exceed the net tangible book value per share of our Common Stock outstanding prior to this offering. Assuming that an aggregate of 493,583,415 shares of our Common Stock are sold pursuant to this prospectus at a price of $10.13 per share, which was the last reported sale price of our Common Stock on Nasdaq on August 22, 2025, for aggregate gross proceeds of $5,000,000,000 before deducting estimated commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $4.42 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2025 after giving effect to this offering and the assumed offering price.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share of our Common Stock in this offering. We may sell shares of our Common Stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares of our Common Stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible into or exchangeable for our Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

In addition, the sale of shares our Common Stock in this offering and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of our Common Stock, or the perception that those shares may be sold, will have on the market price of our Common Stock.

We plan to sell shares of our Common Stock in “at the market offerings,” and investors who purchase shares of our Common Stock at different times will likely pay different prices.

Investors who purchase shares of our Common Stock in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices and numbers of shares of our Common Stock sold in this offering. Investors may experience a decline in the value of their shares of our Common Stock. Many factors could have an impact on the market price of our Common Stock, including the factors described above and those disclosed under “Risk Factors” in our most recent Annual Report on Form 10-K, as well as those which may be disclosed in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the other filings we make with the SEC.

The sale or availability for sale of a substantial number of shares of our Common Stock could adversely affect the market price of such shares.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception or indication that these sales could occur, could adversely affect the market price of such shares and could materially impair our ability to raise capital through equity offerings in the future or cause the trading price of our Common Stock to decline. We are unable to predict what effect, if any, sales of securities in this offering or by our significant stockholders, directors or officers will have on the market price of our Common Stock.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instructions to the Agents to sell shares of our Common Stock at any time throughout the term of the Sales Agreement. The number of shares that are sold to or through the Agents after our instruction will fluctuate based on a number of factors, including the market price of our Common Stock during the sales period, the limits we set with the Agents in any instruction to sell shares, and the demand for our Common Stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

Market price of our Common Stock may be volatile, which could subject us to securities class action litigation and result in substantial losses for our stockholders.

The market price of shares of our Common Stock could be subject to wide fluctuations in response to many risk factors listed in this section and the documents incorporated by reference in this prospectus as well as other factors others beyond our control. Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations as well as general economic, political and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of shares of our Common Stock. In addition, such fluctuations could subject us to securities class action litigation, which could result in substantial costs and divert our management’s attention from other business concerns, which could potentially harm our business. As a result of this volatility, our stockholders may not be able to sell their shares of our Common Stock at or above the price at which they purchased their shares of our Common Stock.

If securities analysts do not publish research or reports about our business or if they publish negative, or inaccurate, evaluations of our Common Stock, the price of our stock and trading volume could decline.

The trading market for our Common Stock may be impacted, in part, by the research and reports that securities or industry analysts publish about us or our business. There can be no assurance that analysts will cover us, continue to cover us or provide favorable coverage. If one or more analysts downgrade our Common Stock or change their opinion of our Common Stock, our share price may decline. In addition, if one or more analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We intend to use the net proceeds from this offering, if any, together with our existing cash and cash equivalents, for general corporate purposes, which includes, among other things, pursuit of the Bitcoin Treasury Strategy, the price of which has been, and will likely continue to be, highly volatile.

We intend to use the net proceeds from this offering, if any, together with our existing cash and cash equivalents, for general corporate purposes, which includes, among other things, pursuit of the Bitcoin Treasury Strategy. The price of bitcoin has historically been, and is expected to continue to be, highly volatile and subject to significant fluctuations over short periods of time. As a result, the value of our bitcoin holdings could decrease substantially after we purchase it, which could have a material adverse effect on our financial condition and results of operations. Factors contributing to bitcoin’s volatility include, but are not limited to, changes in market sentiment, regulatory developments, technological advancements, security breaches, and macroeconomic trends. There can be no assurance that the value of bitcoin will not decline or that we will be able to liquidate our bitcoin holdings at favorable prices, if at all. Consequently, investors in this offering may be exposed to the risk of significant losses due to the unpredictable nature of bitcoin’s price movements.

USE OF PROCEEDS

We may issue and sell from time to time shares of our Common Stock having an aggregate gross sales price of up to $5,000,000,000. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares of our Common Stock under or fully utilize the Sales Agreement with the Agents as a source of financing.

We currently intend to use the net proceeds, from the sale of our Common Stock offered by this prospectus, if any, together with our existing cash and cash equivalents, for general corporate purposes, including, among other things:

●	pursuit of the Bitcoin Treasury Strategy;

●	working capital;

●	funding of acquisitions of businesses, assets or technologies;

●	capital expenditures; and/or

●	investment in existing and future projects.

We have not determined the specific amount of the net proceeds to be used for such purposes. As a result, our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus. Net proceeds may be temporarily invested prior to use.

DILUTION

If you purchase shares of our Common Stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our Common Stock and the net tangible book value per share of our Common Stock after this offering. As of June 30, 2025, our pro forma net tangible book value was $878.0 million, or $1.72 per share of Common Stock.

The pro forma net tangible book value as of June 30, 2025 includes the following:

●	our actual unaudited tangible book value as of June 30, 2025, as reported in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with SEC on August 5, 2025; and

●	the impact of the (i) 368,513,375 shares of our Common Stock issued in connection with the Merger and PIPE Transactions that closed on August 14, 2025 and Convertible Debt Transaction that closed on August 15, 2025, and (ii) the issuance in the PIPE Transaction of pre-funded warrants exercisable for 133,800,733 shares of our Common Stock.

We calculate the pro forma net tangible book value per share by dividing our net pro forma tangible assets (total tangible assets less total liabilities) by the number of shares of our Common Stock issued (pro forma as adjusted reflecting the transaction above) and outstanding as of June 30, 2025.

After giving effect to the sale by us of our Common Stock in the aggregate amount of $5,000,000,000 in this offering at an assumed offering price of $10.13 per share, which was the last reported sale price of our Common Stock on Nasdaq on August 22, 2025, and after deducting estimated commissions and estimated offering expenses payable by us, our adjusted net tangible book value as of June 30, 2025 would have been approximately $5.7 billion, or $5.71 per share of Common Stock. This amount represents an immediate increase in net tangible book value of $3.98 per share of our Common Stock to existing stockholders and an immediate dilution of $4.42 per share of our Common Stock to purchasers in this offering. The following table illustrates the dilution:

Assumed public offering price per share of our Common Stock		$10.13
Pro forma net tangible book value per share of our Common Stock as of June 30, 2025	$1.72
Increase in net tangible pro forma book per share of our Common Stock attributable to new investors	$3.98
As adjusted net tangible book value per share of our Common Stock, after giving effect to this offering		$5.71
Dilution per share of our Common Stock to new investors purchasing our Common Stock in this offering		$4.42

The table above assumes, for illustrative purposes, that an aggregate of 493,583,416 shares of our Common Stock are sold at a price of $10.13 per share, which was the last reported sale price of our Common Stock on Nasdaq on August 22, 2025, for aggregate gross proceeds of $5,000,000,000. The shares of our Common Stock sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares of our Common Stock are sold from the assumed offering price of $10.13 per share shown in the table above, assuming all of the shares of our Common Stock in the aggregate amount of $5,000,000,000 during the term of the Sales Agreement are sold at that price, would increase our as adjusted net tangible book value per share of our Common Stock after the offering by $0.48 per share and would increase the dilution in net tangible book value per share of our Common Stock to new investors by $0.52 per share, after deducting estimated commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $10.13 per share shown in the table above, assuming all of the shares of our Common Stock in the aggregate amount of $5,000,000,000 during the term of the Sales Agreement are sold at that price, would decrease our as adjusted net tangible book value per share of our Common Stock after the offering by $0.48 per share and would decrease the dilution in net tangible book value per share of our Common Stock to new investors by $0.52 per share, after deducting estimated commissions and estimated aggregate offering expenses payable by us. The number of shares of our Common Stock expected to be outstanding immediately after this offering included in the table above is based on 1,003,473,845 shares of our Common Stock.

This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares of our Common Stock sold in this offering.

To the extent that other shares of our Common Stock are issued, investors purchasing shares of our Common Stock in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our stockholders.

The above discussion and table are based on 376,119,713 shares outstanding as of June 30, 2025, and excludes:

●	311,468 shares of our Common Stock issuable upon exercise of stock options outstanding as of June 30, 2025;

●	621,992 shares issuable upon exercise of outstanding warrants outstanding as of June 30, 2025;

●	any shares issuable upon conversion of our outstanding Convertible Debenture issued on August 15, 2025; and

●	shares reserved for issuance under our 2025 Stock and Incentive Plan.

PLAN OF DISTRIBUTION

We have entered into a sales agreement (the “Sales Agreement”) with TD Securities (USA) LLC, Cantor Fitzgerald & Co., B. Riley Securities, Inc., The Benchmark Company, LLC, Canaccord Genuity LLC, Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, Craig-Hallum Capital Group LLC, Needham & Company, LLC and Yorkville Securities, LLC (each an “Agent” and collectively, the “Agents”), under which we may offer and sell our Common Stock from time to time through the Agents, acting as our agent and/or principal. Pursuant to this prospectus, we may offer and sell up to an aggregate of $5,000,000,000 of our Common Stock. Sales of our Common Stock, if any, will be made in negotiated transactions, including block trades or block sales, or at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act including without limitation sales made through Nasdaq or on any other existing trading market for our Common Stock, or by any other method permitted by law. Sales pursuant to the Sales Agreement may be made through an affiliate of TD Securities.

The Agents will offer our Common Stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the Agents. We will designate the maximum amount of Common Stockto be sold through the Agents on a daily basis or otherwise determine such maximum amount together with the Agents. Subject to the terms and conditions of the sales agreement, each Agent will use its commercially reasonable efforts to sell on our behalf all of the shares of Common Stock requested to be sold by us. We may instruct the Agents not to sell Common Stock if the sales cannot be effected at or above the price designated by us in any such instruction. The Agents or we may suspend the offering of our Common Stock being made through the Agents under the Sales Agreement upon proper notice to the other party. The Agents and we each have the right, by giving written notice as specified in the sales agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.

The aggregate compensation payable to the Agents will be an amount up to 2.0% of the gross sales price of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse the Agents up to $150,000 of the Agents’ actual outside legal expenses incurred by the Agents in connection with this offering and certain ongoing legal expenses. We estimate that the total expenses of the offering payable by us, excluding commissions payable to the Agents under the sales agreement, will be approximately $3,096,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Common Stock.

Each Agent will provide written confirmation to us by 10:00 p.m., New York City time, on each day in which Common Stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of Common Stock sold through it as sales agent on that day, the volume-weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us in connection with the sales of Common Stock.

We will report at least quarterly the number of shares of Common Stock sold through the Agents under the Sales Agreement and the net proceeds to us.

Settlement for sales of Common Stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our Common Stock on our behalf, the Agents will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the Agents will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to the Agents against certain liabilities, including liabilities under the Securities Act. The Agents, when acting as our sales agent pursuant to the sales agreement will not engage in any transactions that stabilize our Common Stock.

Our Common Stock is listed on Nasdaq and trades under the symbol “NAKA.” The transfer agent of our Common Stock is VStock Transfer, LLC.

The Agents and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

In connection with the Convertible Debt Transaction, we issued the Convertible Debenture to YA II PN, Ltd., which is managed by Yorkville Advisors Global, LP, an affiliate of Yorkville Securities, LLC, as well as 3.0 million unregistered shares of our Common Stock to YA II PN, Ltd. in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act. Additionally, YA II PN, Ltd. purchased 14,246,002 shares of our Common Stock in the PIPE Transaction.

We issued 11,624,050 shares of our Common Stock to Cohen & Company Securities, LLC as payment for the advisory services provided in connection with the Merger, PIPE Transactions and Convertible Debt Transaction.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Reed Smith LLP. Certain Utah law matters will be passed upon for us by Brunson Chandler & Jones, PLLC. The Agents are being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

Our independent registered public accounting firm, Sadler, Gibb & Associates, LLC., audited our consolidated financial statements for the years ended December 31, 2024 and 2023, respectively. We have included our consolidated financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of Sadler, Gibb & Associates, LLC., given their authority as experts in accounting and auditing.

The independent registered public accounting firm of Nakamoto, Wolf & Company, P.C., audited the financial statements of Nakamoto for the period from March 6, 2025 (inception) to April 30, 2025. We have included the financial statements of Nakamoto in this prospectus and elsewhere in the registration statement in reliance on the reports of Wolf & Company, P.C., given their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, and any information filed with the SEC after the date of this prospectus will automatically be deemed to update and supersede information contained in this prospectus and any accompanying prospectus supplement.

The following documents previously filed with the SEC are incorporated by reference in this prospectus:

●	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025, as amended by the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2024, filed with the SEC on April 17, 2025;

●	The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2025, and for the quarter ended June 30, 2025, filed with the SEC on August 5, 2025;

●	The Registrant’s Current Reports on Form 8-K filed with the SEC on May 12, 2025, May 16, 2025, May 20, 2025, May 23, 2025, May 27, 2025, June 20, 2025, and August 15, 2025, including the amendment thereto filed on August 26, 2025, to the extent the information in such report is filed and not furnished;

●	The description of our Common Stock contained in our Registration Statement on Form 8-A as filed with the SEC on May 13, 2024, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 28, 2025, and including any amendments and reports filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (385) 388-8220 or by writing to us at the following address:

Kindly MD, Inc.

5097 South 900 East Suite 100

Salt Lake City, UT 84117

Attn: Jared Barrera, Chief Financial Officer

$5,000,000,000

Common Stock

PROSPECTUS

TD Securities	Cantor	B. Riley Securities, Inc	Benchmark, a StoneX Company	Canaccord Genuity

Cohen & Company Capital Markets	Craig-Hallum	Needham & Company	Yorkville Securities

August 26, 2025

PROSPECTUS

Common Stock

The selling stockholders listed under the heading “Selling Stockholders” may offer and sell up to 3,000,000 shares of our common stock (the “Common Stock”) pursuant to this prospectus. In addition, from time to time, selling stockholders to be named in a prospectus supplement may offer shares of our Common Stock. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying shares of our Common Stock.

We will not receive any proceeds from the sale of shares of Common Stock by selling stockholders.

Our Common Stock is listed on Nasdaq under the symbol “NAKA.” On August 22, 2025, the last reported sale price of our Common Stock on Nasdaq was $10.13 per share.

Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page S-4 of this prospectus and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act for a discussion of the factors you should carefully consider before deciding to invest in our Common Stock.

Neither the SEC nor any state securities commission has approved or disapproved of our Common Stock or determined if this prospectus is accurate, truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 26, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we have filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Under this shelf registration process, the selling stockholder may offer shares of our Common Stock in one or more offerings. . Before investing in our Common Stock offered by this prospectus, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

The selling stockholder listed under the heading “Selling Stockholders” in this prospectus may offer and sell up to 3,000,000 shares of our Common Stock pursuant to this prospectus. In addition, from time to time, selling stockholders to be named in a prospectus supplement may offer shares of our Common Stock and, in such case, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering by the selling stockholders, together with the information incorporated herein by reference as described in the section titled “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

To the extent the information contained in this prospectus differs from or conflicts with the information contained in any document incorporated by reference, the information in this prospectus will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

In deciding whether to invest in our Common Stock, you should rely only on the information contained in, or incorporated by reference into, this prospectus and any related free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the selling stockholders have authorized anyone to provide you with different information or to make any representation other than those contained in, or incorporated by reference into, this prospectus and any related free writing prospectus. If anyone provides you with different or inconsistent information or representation, you should not rely on them.

This prospectus, and any accompanying supplement to this prospectus, does not constitute an offer to sell or the solicitation of an offer to buy our Common Stock in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus and any related free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any related free writing prospectus or any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus was made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our business, financial condition, results of operations or prospects.

You should not consider any information in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of our Common Stock offered by this prospectus.

Unless the context requires otherwise, in this prospectus, the terms “KindlyMD,” “the Company,” “we,” “us” and “our” refer to Kindly MD, Inc. and its consolidated subsidiaries, including Nakamoto Holdings, Inc. (except where it is clear from the context that the term means only the issuer, Kindly MD, Inc.).

- S-ii -

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act, we filed an automatic registration statement on Form S-3 relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are part of the registration statement or the exhibits to the reports or other document incorporated into this prospectus for a copy of such contract agreement or other document.

Because we are subject to the information and reporting requirements under the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the Commission. Our filings with the Commission are available to the public over the Commission’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website or via the Commission’s EDGAR database. In addition, you can find more information about us on our website at https://kindlymd.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

- S-iii -

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, contained or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. These statements are only predictions. You should not place undue reliance on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties, many of which are beyond our control, or currently unknown to us. Our assumptions may turn out to be inaccurate and actual events or results may differ materially from our expectation or projections. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including:

●	we have incurred, and will continue to incur, direct and indirect costs as a result of the Merger;

●	potential litigation relating to the Merger could result in substantial costs to the Company and/or may adversely affect the Company’s business, financial condition or results of operations following the Merger;

●	the trading price and volume of the Company’s securities may be volatile following the Merger and related transactions;

●	the Company shareholders will experience dilution in the future due to any exercise of existing warrants and any future issuances of equity securities in the Company;

●	the market price for the Common Stock following the closing may be affected by factors different from those that historically have affected or currently affect Common Stock;

●	risks that the benefits of the Merger and related transactions are not realized when and as expected;

●	risks associated with our financial condition and results of operations, including revenue, revenue growth, cost of revenue, operating expenses, operating income and capital expenditures;

●	the failure to enforce and maintain our intellectual property rights could adversely affect the value of the Company;

●	laws and regulations affecting the medical cannabis industry are constantly changing, which could detrimentally affect our operation;

●	competitive platforms or other technological breakthroughs for the monitoring, management, treatment, or prevention of medical conditions may adversely affect demand for our offerings;

●	our ability to grow our business effectively, to scale our business and to manage our expenses;

●	the competitiveness of the market in which we operate;

- S-iv -

●	our reliance on our management team and other key employees;

●	the impact of potential information technology or data security breaches or other cyberattacks or other disruptions;

●	our ability to obtain, maintain, protect and enforce our intellectual property and proprietary rights;

●	our ability to comply with regulations applicable to us;

●	risks related to our estimates of market opportunity and our ability to change our pricing models, if necessary to compete successfully;

●	risks related to implementing a bitcoin treasury operation;

●	risks related to regulatory developments regarding crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations;

●	risks related to the future growth of our business and strategy following the consummation of the Merger and related transactions; and

●	other risks detailed in the cautionary statements included, or incorporated by reference, in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make.

The foregoing list may not include all of the risk factors that impact the forward-looking statements made in this prospectus. Our actual financial condition and results could differ materially from those expressed or implied by our forward-looking statements as a result of various factors, including those discussed in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as well as in the other reports we file with the SEC. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, with the understanding that our actual future results may be materially different from the results expressed or implied by our forward-looking statements. The forward-looking statements contained in this prospectus and incorporated by reference herein are made as of the date hereof, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

We operate in an evolving environment. New risks and uncertainties emerge from time to time and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual future results to be materially different from those expressed or implied by any forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements and our management is responsible for the accuracy of such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

- S-v -

PROSPECTUS SUMMARY

This summary does not contain all of the information that you should consider before investing in our Common Stock offered by this prospectus. Before making an investment decision, you should carefully read the entire prospectus, including the “Risk Factors” section beginning on page S-4 of this prospectus and in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as well as in the other reports we file with the SEC, as well as our financial statements, including the accompanying notes, and the other information incorporated by reference herein and the information in any related free writing prospectus that we may authorize for use in connection with this offering of our Common Stock.

Company Overview

We are a patient-first healthcare and healthcare data company redefining value-based care and patient-centered medical services. Formed in 2019, we leverage data analysis to deliver evidence-based, personalized solutions in order to reduce opioid use, improve health outcomes faster, and provide value-based, algorithmic guidance on the use of alternative medicine in healthcare.

On May 12, 2025, we entered into an Agreement and Plan of Merger with our wholly owned subsidiary, Kindly Holdco Corp. (“Merger Sub”), and Nakamoto Holdings Inc. (“Nakamoto”), to merge Nakamoto into Merger Sub, with Nakamoto surviving as a wholly owned subsidiary of the Company (the “Merger”). The consideration for the Merger consists of approximately 22.3 million shares of Common Stock of the Company, to be issued to Nakamoto shareholders. In connection with the Merger, KindlyMD also entered into private placement subscription agreements for the sale of shares of our Common Stock at a purchase price of $1.12 per share and pre-funded warrants at a purchase price of $1.119 per warrant, and on June 19, 2025, entered into additional subscription agreements for the sale of shares of our Common Stock at a purchase price of $5.00 per share (collectively the “PIPE Transactions”). The gross proceeds were approximately $540.0 million before deducting placement agent fees and other offering expenses. The net proceeds from the PIPE Transactions are intended to be used to acquire bitcoin, which positioned us to implement our bitcoin treasury strategy (the “Bitcoin Treasury Strategy”), and for working capital and general corporate purposes. On May 12, 2025, we also agreed to issue a secured convertible debenture (the “Convertible Debenture”) in the principal amount of $200.0 million to YA II PN, Ltd. (the “Convertible Debt Transaction”). The Merger and PIPE Transactions closed on August 14, 2025 and the Convertible Debt Transaction closed on August 15, 2025.

Bitcoin will serve as our primary treasury reserve asset and we are focused on accumulating a long-term bitcoin position. Our existing business operations will continue.

We have adopted a Treasury Reserve Policy under which our treasury reserve assets will consist of cash and cash equivalents, short-term investments, and bitcoin, with bitcoin serving as the primary treasury reserve asset on an ongoing basis, subject to market conditions and the anticipated needs of the business. In connection with the closing of the Merger, the Company’s board adopted a corporate strategy of acquiring and holding bitcoin, including with the proceeds of capital raising transactions. This strategy generally involves, from time to time and subject to market conditions, issuing debt or equity securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase bitcoin, as well as acquiring bitcoin with liquid assets that exceed working capital requirements. The Company views its bitcoin holdings as long-term assets and expects to continue accumulating bitcoin in the future, without setting a specific target for the amount of bitcoin to be held. The company may also consider entering into additional capital raising transactions collateralized by its bitcoin holdings and may pursue strategies to generate income or otherwise use its bitcoin holdings to create funds, depending on market conditions and business needs. Following the Merger and the establishment and growth of our bitcoin treasury, we may consider raising additional funds and/or leveraging its treasury to acquire and develop bitcoin companies operating in the finance, media and advisory industries, with the ultimate goal of creating a diversified ecosystem of bitcoin companies in the future.

For a description of our business, financial condition, results of operations and other important information regarding the Company and its digital assets, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information” beginning on page S-iii of this prospectus.

Our Corporate Information

Our principal executive offices are located at 5097 South 900 East, Suite 100, Salt Lake City, UT 84117, and our telephone number is (385) 388-8220. Our website is www.kindlymd.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).

Our Common Stock is listed with, and trades on, Nasdaq under the ticker symbol “NAKA.” Our tradeable warrants to purchase Common Stock are listed with, and trade on, Nasdaq under the ticker symbol “NAKAW.”

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under “Risk Factors” in our most recent annual report on Form 10-K as supplemented or updated in our most recent quarterly report on Form 10-Q, any current report on Form 8-K, as well as any accompanying prospectus supplement, together with all of the other information included or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including our financial statements and related notes, before deciding whether to purchase our securities.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future. The Company is supplementing the risk factors previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”) with the following risk factors. These risk factors should be read in conjunction with the risk factors included in the Form 10-K.

USE OF PROCEEDS

All of the shares of Common Stock being offered hereby are being sold by selling stockholders. The selling stockholders listed under the heading “Selling Stockholders” in this prospectus or any applicable prospectus supplement will receive all of the net proceeds from the sales of shares of Common Stock. We will not receive any proceeds from the sale of Common Stock k by the selling stockholders.

We, and not the selling stockholders, will pay the costs, expenses and fees in connection with the registration of the shares of Common Stock covered by this prospectus and any accompanying prospectus supplement, but the selling stockholders will pay all discounts, commissions or brokers’ fees or fees of similar securities industry professionals and transfer taxes, if any, attributable to sales of such shares of Common Stock.

SELLING STOCKHOLDERS

Up to 3,000,000 shares of our Common Stock are being offered by this prospectus, all of which are being offered for resale for the account of the selling stockholder named herein. The shares of Common Stock were issued to the selling stockholder in connection with Debt Offering (as defined below), and we are registering the resale of the shares of Common Stock pursuant to the requirements of that certain registration rights agreement by and between us and the selling stockholder. We may register additional shares for resale for the account of additional selling stockholders in the future through an accompanying prospectus supplement.

On May 12, 2025, the Company entered into a Secured Convertible Debenture Purchase Agreement (the “Debenture Purchase Agreement”) with the selling stockholder, under which the Company agreed to sell and issue to the selling stockholder a secured convertible debenture (the “Convertible Debenture”) in aggregate principal amount of $200.0 million (the “Principal Amount”) in exchange for cash equal to 96% of the Principal Amount (the “Debt Offering”). Additionally, under the Debenture Purchase Agreement, the Company agreed to issue to the selling stockholder 3,000,000 unregistered shares of Common Stock (the “Fee Shares”). On August 15, 2025, pursuant to the terms of the Debenture Purchase Agreement, the Company closed the issuance of the Convertible Debenture. The Convertible Debenture was issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Additionally, they Company entered into a registration rights agreement with the selling stockholder on August 15, 2025, whereby the Company agreed to register for resale the Fee Shares and the shares underlying the Convertible Debenture.

We are registering the resale of the shares of Common Stock held by the selling stockholder to permit the selling stockholder to resell or otherwise dispose of such shares in the manner contemplated under “Plan of Distribution” in this prospectus and any accompanying prospectus supplement. As used in this prospectus, the term “selling stockholders” includes the selling securityholder listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees, successors-in-interest and others who later come to hold any of the selling stockholder’s interest in such shares other than through a public sale.

The selling stockholders may sell some, all or none of the shares of Common Stock held by them. We do not know how long the selling stockholders will hold such shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of their shares of Common Stock. The shares of Common Stock covered hereby may be offered from time to time by the selling stockholders.

The following table sets forth the number of shares of our outstanding Common Stock beneficially owned by the selling stockholders as of August 22, 2025, the number of shares of Common Stock that may be offered under this prospectus, and the number of shares and percentage of our outstanding Common Stock beneficially owned by the selling stockholders assuming all of the shares of Common Stock covered hereby are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our shares of Common Stock. Generally, a person “beneficially owns” shares of Common Stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The number of shares in the column “Number of Shares of Common Stock Registered for Sale Hereby” represents all of the shares of Common Stock that the selling stockholders may offer and sell from time to time under this prospectus.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling stockholders as of the date of this prospectus. The selling stockholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares or other securities since the date on which the information in the table below is presented. Information about the selling stockholders may change over time. The percentage of shares owned after the offering is based on 376,119,713 shares of our Common Stock outstanding as of August 22, 2025.

	Shares Beneficially Owned Before the Offering		Number of Shares of Common Stock Registered for Sale	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Number	%	Hereby	Number	%
YA II PN, Ltd.(1)	17,246,002	4.6	3,000,000	14,246,002	3.8

(1)	Investment decisions for YA II PN, Ltd. are made by Mr. Mark Angelo. The business address of YA II PN, Ltd. is 1012 Springfield Ave., Mountainside, NJ 07092.

PLAN OF DISTRIBUTION

The shares of Common Stock owned by the selling stockholders covered by this prospectus and any applicable prospectus supplement may be offered, sold, transferred or otherwise disposed of from time to time by such selling stockholders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges, markets, trading facilities or in the over-the-counter market or otherwise, at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may sell or otherwise dispose of their securities by one or more of, or a combination of, the following methods:

●	through one or more underwriters in a public offering, pursuant to which underwriters may resell the shares in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale;

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	transactions in which the broker-dealer solicits purchasers on a best efforts basis;

●	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of the Nasdaq Stock Market;

●	through trading plans entered into by a selling stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement that provide for periodic sales of its securities on the basis of parameters described in such trading plans;

●	short sales or through the settlement of short sales (including short sales “against the box”), subject to compliance with the Securities Act and other applicable securities laws;

●	distribution to employees, members, limited partners or stockholders of a selling stockholder;

●	through the writing or settlement of standardized or over-the-counter options, swaps or other hedging or derivative transactions, whether through an options exchange or otherwise;

●	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

●	by pledge of securities for any loan or obligation (including obligations associated with derivative transactions), including pledges to brokers or dealers who may from time to time effect distributions of securities, and in the case of any collateral call or default on such loan or obligation, pledges or sales of securities by such pledgee or secured parties;

●	delayed delivery arrangements providing for payment and delivery on a specified date in the future;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	in privately negotiated transactions;

●	through dividends or other distributions made by a selling stockholder to its partners, members or stockholders;

●	in options transactions;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 or another exemption from registration under the Securities Act or other such exemption may be sold under Rule 144 rather than pursuant to this prospectus or any accompanying prospectus supplement. Further, the selling stockholders may enter into derivative transactions with broker-dealers, other financial institutions or third parties or sell securities not covered by this prospectus or any accompanying prospectus supplement to third parties in privately negotiated or registered transactions. These transactions may involve the sale of shares of Common Stock by the selling stockholders by forward sale or by an offering (directly or by entering into derivative transactions with broker-dealers, other financial institutions or third parties) of options, swaps, rights, warrants or other securities that are offered with, convertible into or exchangeable for shares of Common Stock.

The selling stockholders may elect to make an in-kind distribution of the shares of Common Stock to its members, partners or shareholders. In such event, we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the shares of Common Stock acquired in the distribution.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with a selling the stockholder. The selling stockholders may also sell the securities short and redeliver the securities to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus and any applicable prospectus supplement, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121, or Rule 5121, that offering will be conducted in accordance with the relevant provisions of Rule 5121.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The selling stockholders and any other persons participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales by the selling stockholders and any other relevant persons of any of the securities. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of securities to engage in market-making activities with respect to the securities being distributed. All of the above may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

In addition, we will make copies of this prospectus and any applicable prospectus supplement available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares of Common Stock offered by this prospectus.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Reed Smith LLP. Certain Utah law matters will be passed upon for us by Brunson Chandler & Jones, PLLC.

EXPERTS

Our independent registered public accounting firm, Sadler, Gibb & Associates, LLC., audited our consolidated financial statements for the years ended December 31, 2024 and 2023, respectively. We have included our consolidated financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of Sadler, Gibb & Associates, LLC., given their authority as experts in accounting and auditing.

The independent registered public accounting firm of Nakamoto, Wolf & Company, P.C., audited the financial statements of Nakamoto for the period from March 6, 2025 (inception) to April 30, 2025. We have included the financial statements of Nakamoto in this prospectus and elsewhere in the registration statement in reliance on the reports of Wolf & Company, P.C., given their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, and any information filed with the SEC after the date of this prospectus will automatically be deemed to update and supersede information contained in this prospectus and any accompanying prospectus supplement.

The following documents previously filed with the SEC are incorporated by reference in this prospectus:

●	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025, as amended by the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2024, filed with the SEC on April 17, 2025;

●	The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2025, and for the quarter ended June 30, 2025, filed with the SEC on August 5, 2025;

●	The Registrant’s Current Reports on Form 8-K filed with the SEC on May 12, 2025, May 16, 2025, May 20, 2025, May 23, 2025, May 27, 2025, June 20, 2025, and August 15, 2025, including the amendment thereto filed on August 26, 2025, to the extent the information in such report is filed and not furnished;

●	The description of our Common Stock contained in our Registration Statement on Form 8-A as filed with the SEC on May 13, 2024, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 28, 2025, and including any amendments and reports filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (385) 388-8220 or by writing to us at the following address:

Kindly MD, Inc.

5097 South 900 East Suite 100

Salt Lake City, UT 84117

Attn: Jared Barrera, Chief Financial Officer

Common Stock

PROSPECTUS

August 26, 2025

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the Securities and Exchange Commission (“SEC”) registration fee are estimated:

SEC registration fee*	$769,712
FINRA filing fee	$225,500
Legal fees and expenses	**
Printing fees and expenses	**
Accounting fees and expenses	**
Transfer agent fees and expenses	**
Miscellaneous fees and expenses	**
Total	995,212

*	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, we are deferring payment of the registration fee for the securities offered under the registration statement, other than the $765,500 of fees due in connection with the $5,000,000,000 of our common stock that may be issued and sold from time to time under the sales agreement prospectus and (ii) the fee applicable to the 3,000,000 shares pursuant to the Selling Stockholder Prospectus.
**	These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

We are a Utah corporation and are governed by the Utah Revised Business Corporation Act (the “URBCA”).

The Utah Revised Business Corporation Act (the “URBCA”) provides, in pertinent part, as follows:

Except as otherwise provided in the URBCA, a corporation may indemnify an individual who is made a party to a proceeding because the individual is or was a director of the corporation against liability incurred in the proceeding if:

●	His conduct was in good faith.

●	He reasonably believed that his conduct was in, or not opposed to, the corporation’s best interests.

●	In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

However, a corporation may not indemnify a director in connection with either:

●	A proceeding by or in the right of the corporation in which the director was determined to be liable to the corporation.

●	Any other proceeding charging that the director derived an improper personal benefit (whether or not the proceeding involved action in the director’s official capacity), in which proceeding the director was determined to be liable on the basis that the director derived an improper personal benefit.

A corporation may pay for or reimburse reasonable expenses incurred by a director who is a party to a proceeding in advance of a final disposition if:

●	The director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 16-10a-902 of the Utah Code.

●	The director furnishes to the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct.

●	A determination is made that the facts then known to those making the determination would not preclude indemnification.

A corporation must indemnify a director who was successful in the defense of any proceeding or claim to which the director was a party because of the director’s status as a director of the corporation against reasonable expenses incurred in defending the proceeding or claim for which the director was successful.

Unless a corporation’s articles of incorporation provide otherwise:

●	An officer of a corporation is entitled to mandatory indemnification to the same extent as a director of the corporation.

●	A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director.

●	A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent than to a director. However, this must be consistent with public policy and provided for in the corporation’s articles of incorporation, bylaws, action of its board of directors, or contract.

Provided the director complies with the standard of care described in the Bylaws and Section 16-10a-840 of the URBCA, the corporation shall indemnify any director made a party to a proceeding, brought or threatened, as a consequence of the director acting in their official capacity. In the event a director is entitled to indemnification by the corporation, the director shall be indemnified pursuant to the process outlined in Title 16, Chapter 10a, Part 9 of the URBCA.

Each director is required, individually and collectively, to act in good faith, with reasonable and prudent care, and in the best interest of the Company. If a director acts in accordance with Section 16-10a-840 of the URBCA, then they shall be immune from liability arising from official acts on behalf of the Company.

Directors who fail to comply with Section 16-10a-840 of the URBCA shall be personally liable to the Company, pursuant to Section 16-10a-842 of the Act, for any improper distributions and as otherwise described in Section 16-10a-841 of the URBCA and the Company’s Bylaws.

Item 16. Exhibits.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
1.2#	Sales Agreement, dated August 26, 2025, by and among the Company and TD Securities (USA) LLC, Cantor Fitzgerald & Co., B. Riley Securities, Inc., The Benchmark Company, LLC, Canaccord Genuity LLC, Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, Craig-Hallum Capital Group LLC, Needham & Company, LLC and Yorkville Securities, LLC
3.1	Second Amended and Restated Articles of Incorporation of Kindly MD, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 15, 2025)
3.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on August 15, 2025)
4.1#	Form of Indenture
4.2*	Form of Certificate of Designation
4.3*	Form of Warrant Agreement
4.4*	Form of Warrant
4.5*	Form of Rights Agent Agreement
4.6*	Form of Purchase Contract
4.7*	Form of Unit Agreement
5.1#	Opinion of Brunson Chandler & Jones, PLLC relating to the base prospectus.
5.2#	Opinion of Reed Smith LLP
23.1#	Consent of Sadler, Gibb & Associates, LLC, dated August 26, 2025.
23.2#	Consent of Wolf & Company, P.C., dated August 26, 2025.
23.3#	Consent of Brunson Chandler & Jones, PLLC (included in Exhibit 5.1).
23.4#	Consent of Reed Smith LLP (included in Exhibit 5.2).
24.1#	Power of Attorney (included on the signature page hereto).
25.1**	Form T-1 Statement of Eligibility of Trustee to act as trustee under the Indenture.
107#	Filing Fee Table.

#	Filed herewith.
*	If applicable, to be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference.

**	To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and the applicable rules thereunder.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in an offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Salt Lake, Utah, on August 26, 2025.

KINDLY MD, INC.

By:	/s/ David Bailey
David Bailey
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Bailey and Jared Barrera, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any registration statement filed pursuant to Rule 462(b) under the Securities Act in connection with the registration under the Securities Act of equity securities of the registrant, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ David Bailey	Chief Executive Officer and Director	August 26, 2025
David Bailey	(Principal Executive Officer)

/s/ Jared Barrera	Chief Financial Officer	August 26, 2025
Jared Barrera	(Principal Financial Officer and Principal Accounting Officer)

/s/ Timothy Pickett	Director and Chief Medical Officer	August 26, 2025
Timothy Pickett

/s/ Perianne Boring	Director	August 26, 2025
Perianne Boring

/s/ Greg Xethalis	Director	August 26, 2025
Greg Xethalis

/s/ Charles Blackburn	Director	August 26, 2025
Charles Blackburn

/s/ Mark Yusko	Director	August 26, 2025
Mark Yusko

/s/ Eric Weiss	Director	August 26, 2025
Eric Weiss